Exhibit 3.2

BYLAWS

OF

POST HOLDINGS, INC.

(As Amended and Restated February 2, 2012)

* * *

ARTICLE I – SHAREHOLDERS

SECTION 1. ANNUAL MEETING: The annual meeting of shareholders shall be held at the principal executive office of the Company, or at such other place either within or without the State of Missouri as the Directors may from time to time determine, at 10:00 A.M. on the last Thursday in January in each year, or such other time as may be determined by the Chairman of the Board, or if said day be a legal holiday then on the next succeeding business day, commencing with January 31, 2013, to elect Directors and transact such other business as may properly come before the meeting. At any annual meeting of shareholders only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before the meeting by the Board of Directors or by a shareholder of record entitled to vote at such meeting.

SECTION 2. SPECIAL MEETINGS: Special meetings of the shareholders or of the holders of any special class of stock of the Company, unless otherwise prescribed by statute or by the Amended and Restated Articles of Incorporation, may be called only by the affirmative vote of a majority of the entire Board of Directors or by the Chairman of the Board, or the President by request for such a meeting in writing. Such request shall be delivered to the Secretary of the Company and shall state the purpose or purposes of the proposed meeting. Upon such direction or request, subject to any requirements or limitations imposed by the Company’s Amended and Restated Articles of Incorporation, by these Bylaws, or by law, it shall be the duty of the Secretary to call a special meeting of the shareholders to be held at such time as is specified in the request. Only such business shall be conducted, and only such proposals shall be acted upon, as is specified in the call of any special meeting of shareholders. As used in these Bylaws, the term “entire Board of Directors” means the total number of Directors fixed by, or in accordance with, these Bylaws.

SECTION 3. NOTICE: (a) Unless otherwise required by the laws of Missouri, notice of each meeting of the shareholders, whether annual or special, shall be given except that it shall not be necessary to give notice to any shareholder who properly waives notice before or after the meeting, whether in writing or by electronic transmission or otherwise, and no notice of an adjourned meeting need be given except when required under these Bylaws or by law. Such notice shall state the date, time and place, if any, of the meeting (and the means of remote communications, if any, by which shareholders and proxy holders may be deemed to be present in person at such meeting), and in the case of a special meeting, shall also state the purpose or purposes thereof. Except as otherwise required by law, each notice of a meeting shall be given in any manner permitted by law not less than 10 nor more than 70 days before the meeting and shall state the time and place of the meeting, and unless it is the annual meeting, shall state at whose direction or request the meeting is called and the purposes for which it is called. The attendance of any shareholder at a meeting, without protesting at the beginning of the meeting that the meeting is not lawfully called or convened shall constitute a waiver of notice of such meeting, and the requirement of notice may also be waived in accordance with Section 3 of Article V of these Bylaws. Any previously scheduled meeting of shareholders may be postponed and (unless the Amended and Restated Articles of Incorporation otherwise provide) any special meeting of shareholders may be canceled or postponed, by resolution of the Board of Directors upon public announcement (as defined in Section 8(c) of Article I of these Bylaws) given on or prior to the date previously scheduled for such meeting of shareholders.

(b) Without limiting the manner by which notice may otherwise be given effectively to shareholders, any notice to a shareholder given by the Company may be given by a form of electronic transmission consented to by the shareholder to whom the notice is given. Any such consent shall be revocable by the shareholder by written notice to the Company. Any such consent shall be deemed revoked (i) if the Company is unable to deliver by electronic transmission two consecutive notices given by the Company in accordance with such consent and (ii) such inability becomes known to the Secretary or Assistant Secretary of the Company or to the transfer agent or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. For purposes of these Bylaws, “electronic transmission” shall mean any process of communication, not directly involving the physical transfer of paper that is suitable for the retention, retrieval, and reproduction of information by the recipient

(c) Notice shall be deemed given, if mailed, when deposited in the United States mail with postage prepaid, if addressed to a shareholder at his or her address on the Company’s records. Notice given by electronic transmission shall be deemed given (i) if by facsimile, when directed to a number at which the shareholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the shareholder has consented to receive notice; (iii) if by posting on an electronic network together with separate notice to the shareholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) by any other form of electronic transmission, when directed to the shareholder. An affidavit of the Secretary or an Assistant Secretary or the transfer agent or other agent of the Company that notice has been given, whether by a form of electronic transmission or otherwise, shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

SECTION 4. QUORUM: At any meeting of shareholders, a majority of the outstanding shares of the Company entitled to vote thereat, and present in person or represented by proxy, shall constitute a quorum at a meeting of shareholders; provided, that in no event shall a quorum consist of less than a majority of the outstanding shares entitled to vote, but less than such quorum shall have the right successively to adjourn the meeting to a specified date not more than 90 days after such adjournment, and no notice need be given of such adjournment to shareholders not present at such meeting. The shareholders present at a meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of such numbers of shareholders as to reduce the remaining shareholders to less than a quorum.

SECTION 5. ACTION BY CONSENT: Unless otherwise prescribed by the Company’s Amended and Restated Articles of Incorporation, any action required or permitted to be taken by the shareholders of the Company may, if otherwise allowed by law, be taken without a meeting of shareholders only if consents in writing, setting forth the action so taken, are signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

SECTION 6. VOTING: On all matters to be voted on by holders of voting stock of the Company, each outstanding share of voting stock of the Company shall have one vote. If a quorum is present, the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote at the meeting shall be the act of the shareholders unless the vote of a greater number of shares is required by the Company’s Amended and Restated Articles of Incorporation, by these Bylaws or by law. No person shall be admitted to vote on any shares belonging or hypothecated to the Company. A shareholder may vote either in person or by proxy.

SECTION 7. PROXIES: The following shall constitute valid means by which a shareholder may authorize a person to act for the shareholder as a proxy: (a) a shareholder or the shareholder’s duly authorized attorney-in-fact may execute a writing authorizing another person to act for the shareholder as proxy. Execution may be accomplished by the shareholder or duly authorized attorney-in-fact signing such writing or causing the shareholder’s signature to be affixed to such writing by any reasonable means, including, but not limited to, facsimile signature; or (b) a shareholder may authorize another person to act for the shareholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram, facsimile or other means of electronic transmission, or by telephone, to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram, facsimile or other means of electronic transmission, or telephonic transmission shall either set forth or be submitted with information from which it can be determined that the telegram, cablegram, facsimile or other electronic transmission, or telephonic transmission was authorized by the shareholder. If it is determined that such telegrams, cablegrams, facsimiles or other electronic transmissions or telephonic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making such determination shall specify the information upon which they relied.

SECTION 8. BUSINESS TO BE CONDUCTED; ADVANCE NOTICE: (a) At an annual meeting of shareholders, only such business (other than nominations of Directors, which must be made in compliance with, and shall be exclusively governed by Section 1 of Article II of these Bylaws) shall be conducted as shall have been brought before the meeting (i) pursuant to the Company’s notice of the meeting (or any supplement thereto), (ii) by or at the direction of the Board of Directors or any committee thereof or (iii) by any shareholder of the Company who is a shareholder of record at the time of giving of the notice provided for in this Section 8 and at the time of the annual meeting, who shall be entitled to vote at such meeting and who shall have complied with the notice procedures set forth in this Section 8; clause (iii) shall be the exclusive means for a shareholder to submit such business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the Company’s notice of meeting before or at an annual meeting of shareholders.

(b) At any special meeting of shareholders, only such business or proposals as are specified in the notice of the meeting may be properly brought before the meeting.

(c) For any such business to be properly brought before an annual meeting by a shareholder of record pursuant to Section 8(a)(iii) of this Article I of these Bylaws, the shareholder must have given timely notice thereof in writing to the Secretary of the Company and any such proposed business must constitute a proper matter for shareholder action. To be timely, a shareholder’s notice, in writing, must be delivered to or mailed to and received by the Secretary of the Company at the principal executive office of the Company not less than 90days nor more than 120days prior to the first anniversary of the date of the preceding year’s annual meeting; provided, however, that in the event that the date of the meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder must be received not earlier than the 120thday prior to the date of such annual meeting and not later than the close of business on the later of the 90thday prior to the date of such annual meeting or the tenth day following the day on which such public announcement of the date of the annual meeting is first made. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. For purposes of these Bylaws, “public announcement” shall include disclosure in a press release reported by a national news service or in a publicly available document filed or furnished by the Company with the Securities and Exchange Commission pursuant to the Exchange Act.

(d) No business (other than the election of Directors) shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 8. Except as otherwise provided by law,the Amended and Restated Articles of Incorporation or these Bylaws, the person presiding over the meeting (the “chairman”) may, if the facts warrant, determine that the proposed business was not properly brought before the meeting in accordance with the provisions of this Section 8 (including whether the shareholder or beneficial owner, if any, on whose behalf the proposal is solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such shareholder’s proposal in compliance with such shareholder’s representation as required by clause (e)(iii)(d) of this Section 8); and if the chairman should so determine, the chairman shall so declare to the meeting, and any such proposed business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 8, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 8; provided, however that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to business proposals to be considered pursuant to Section 8 of this Article I of these Bylaws (including clause (a)(iii) hereof). Nothing in this Section 8 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act. The provisions of this Section 8 shall also govern what constitutes timely notice for purposes of Rule 14a-4(c) of the Exchange Act.

(e) For any such business to be properly brought before a meeting, such shareholder’s notice to the Secretary shall set forth as to each matter he or she proposes to bring before the meeting:

(i)	a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including any proposed resolutions for consideration and, in the event that such business includes a proposal to request or otherwise relating to the amendment of these Bylaws, the text of the proposed amendment), the reasons for proposing to conduct such business at the meeting and any material interest of such shareholder (and of the beneficial owner, if any, on whose behalf the proposal is made) in such business;

(ii)	a description of all agreements, arrangements and understandings between such shareholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such shareholder;

(iii)	as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made:

a.	the name and address of such shareholder and beneficial owner as they appear in the Company’s shareholder records;

b.	(1) the class or series and number of shares of the Company’s capital stock which are directly or indirectly beneficially owned or owned of record by such shareholder and such beneficial owner, (2) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Company or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such shareholder or beneficial owner and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Company, (3) any proxy, contract, arrangement, understanding or relationship pursuant to which such shareholder or beneficial owner has a right to vote any shares or any security of the Company, (4) any short interest of such shareholder or beneficial owner in any security of the Company (for purposes of these Bylaws, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (5) any rights to dividends on the shares of the Company owned beneficially by such shareholder or beneficial owner that are separated or separable from the underlying shares of the Company, (6) any proportionate interest in shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership or limited liability company in which such shareholder or beneficial owner is a general partner or manager or directly or indirectly, beneficially owns an interest in a general partner or manager, (7) any performance-related fees (other than an asset-based fee) that such shareholder or beneficial owner is entitled to based on any increase or decrease in the value of shares of the Company or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such shareholder’s or beneficial owner’s immediate family sharing the same household,and (8) any other information relating to such shareholder or beneficial owner that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitation of proxies for, as applicable, the proposal and/or the election of directors in a contested election, or is otherwise required, pursuant to Section 14 of the Exchange Act and the rules and regulations thereunder (the foregoing items (1) through (8), individually or collectively, the “Proposing Shareholder Information,” which information shall be supplemented by such shareholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership or other information as of the record date);

c.	a representation that the shareholder is a holder of record of shares of the Company, entitled to vote at the meeting, and intends to appear in person or by proxy at the meeting to propose such business; and

d.	a representation as to whether the shareholder or the beneficial owner, if any, intends or is or intends to be part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the proposal or (2) otherwise to solicit proxies from shareholders in support of such proposal. The meaning of the term “group” shall be within the meaning ascribed to such term under Section 13(d)(3) of the Exchange Act.

The proposed business must not be an improper subject for shareholder action under applicable law, and the shareholder must comply with state law, the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 8.

SECTION 9. ORGANIZATION; CONDUCT OF SHAREHOLDER MEETINGS: (a) Each meeting of shareholders shall be convened by the President, Secretary or other officer or person calling the meeting by notice given in accordance with these Bylaws. The Chairman of the Board, or any person appointed by the Chairman of the Board prior to any meeting of shareholders, shall act as chairman of each meeting of shareholders. In the absence of the Chairman of the Board, or a person appointed by the Chairman of the Board to act as chairman of the meeting, the shareholders present at the meeting shall designate a shareholder present to act as chairman of the meeting. The Secretary of the Company, or a person designated by the chairman shall act as Secretary of each meeting of shareholders. Whenever the Secretary shall act as chairman of the meeting, or shall be absent, the chairman of the meeting shall appoint a shareholder present to act as Secretary of the meeting.

(b) The Board shall be entitled to make such rules or regulations for the conduct of meetings of shareholders as it shall deem appropriate. Subject to such rules and regulations of the Board, if any, the person presiding over the meeting shall have the right and authority to convene and adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of the person presiding over the meeting, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to shareholders of record of the Company and their duly authorized and constituted proxies and such other persons as the person presiding over the meeting shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants, adjournment of the meeting, either by the person presiding over the meeting or by vote of the shares present in person or by proxy at the meeting, and regulation of the voting or balloting, as applicable, including, without limitation, matters which are to be voted on by ballot, if any. The person presiding over the meeting shall have sole, absolute and complete authority and discretion to decide questions of compliance with the foregoing procedures and his or her ruling thereon shall be final and conclusive. The person presiding over the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if the person presiding over the meeting should so determine and declare, any such matter or business shall not be transacted or considered. Unless and to the extent determined by the Board or the person presiding over the meeting, meetings of shareholders shall not be required to be held in accordance with rules of parliamentary procedure.

(c) Notwithstanding anything to the contrary in these Bylaws, unless otherwise required by law, if a shareholder (or qualified representative) does not appear at the annual or special meeting of shareholders of the Company to present business or a nomination proposed by such shareholder pursuant to Section 8 of Article I or Section 1 of Article II of these Bylaws, such proposed business shall not be transacted and such nomination shall be disregarded, as the case may be, even though proxies in respect of such vote may have been received by the Company. In order to be considered a qualified representative of the shareholder for purposes of Section 8 of

Article I or Section 1 of Article II, a person must be a duly authorized officer, manager or partner of such shareholder or must be authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting of shareholders, and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of shareholders.

ARTICLE II – BOARD OF DIRECTORS

SECTION 1. ELECTION; TENURE; QUALIFICATIONS; NOMINATIONS: (a) The initial Board of Directors of the Company shall consist of three Directors. Thereafter, the Board of Directors shall consist of not less than five nor more than twelve members, such Directors to be classified in respect of the time for which they shall severally hold office by dividing them into three classes of approximately equal size, and the number of Directors shall be fixed by a resolution of the Board of Directors adopted from time to time.

(b) In the event of any increase or decrease in the number of Directors, the number of Directors assigned to each class shall be adjusted as may be necessary so that all classes shall be as nearly equal in number as reasonably possible, except that one class may be one greater or one less in number than the other two classes. No reduction in the number of Directors shall affect the term of office of any incumbent Director. Subject to the foregoing, the Board of Directors shall determine the class or classes to which any Director shall be assigned and the class or classes which shall be increased or decreased in the event of any increase or decrease in the number of Directors.

(c) With respect to the members of the Board of Directors in office on February 4, 2012, the first class of Directors shall hold office until the first annual meeting of shareholders, the second class of Directors shall hold office until the second annual meeting of shareholders, and the third class of Directors shall hold office until the third annual meeting of shareholders. Thereafter, Directors shall be elected to hold office for a term of three years, and at each annual meeting of shareholders the successors to the class of Directors whose term shall then expire shall be elected for a term expiring at the third succeeding annual meeting after that election or until their successors shall be elected and qualified.

(d) In addition to the qualifications set out in Section 11 of this Article II, only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible as Directors at a meeting of shareholders. Nominations of persons for election to the Board may be made at an annual meeting of shareholders (i) pursuant to the Company’s notice of the meeting (or any supplement thereto), (ii) by or at the direction of the Board or any committee thereof , or (iii) by any shareholder of the Company who is a shareholder of record of the Company at the time of giving of the notice provided for in this Section 1 and at the time of the annual meeting, who shall be entitled to vote for the election of Directors at the meeting and who shall have complied with the notice procedures set forth in this Section 1; clause (iii) shall be the exclusive means for a shareholder to make nominations of persons for election to the Board of Directors at an annual meeting of shareholders.

For any nominations to be properly brought before an annual or special meeting of shareholders pursuant to clause (d)(iii) of this paragraph of these Bylaws, the shareholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a shareholder’s notice in writing must be delivered or mailed to and received by the Secretary of the Company at the principal executive office of the Company (i) in the case of an annual meeting, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting, provided, however, that in the event that the date of the meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder must be received not earlier than the 120thday prior to the date of such annual meeting and not later than the close of business on the later of the90thday prior to the date of such annual meeting or the tenth day following the day on which public announcement (as defined in Section 8(c) of Article I of these Bylaws) of the date of the annual meeting is first made; or (ii) in the case of a special meeting at which the Board of Directors gives notice that Directors are to be elected, not earlier than the 120thday prior to the date of such special meeting and not later than the close of business on the later of the 90thday prior to the date of such special meeting or the tenth day following the day on which public announcement of the date of the meeting and of the nominees proposed by the Board of Directors to be elected at such meeting is first made. In no event shall any adjournment or postponement of a meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. In the case of a special meeting of shareholders, nominations of persons for election to the Board may be made at a special meeting of shareholders at which Directors are to be elected pursuant to the Company’s notice of meeting (1) by or at the direction of the Board or any committee thereof or (2) provided that the Board has determined that Directors shall be elected at such meeting, by any shareholder of the Company who is a shareholder of record at the time the notice provided in this Section 1(d) is delivered to the Secretary of the Company, who is entitled to vote at the meeting upon such election and who complies with the notice provisions of this Section 1(d) and Section 1(e) through Section 1(h) of this Article II, inclusive.

At the request of the Board, any person nominated by the Board for election as a Director shall furnish to the Secretary that information required to be set forth in a shareholder’s notice of nomination which pertains to the nominee. Notwithstanding anything in this Section 1 to the contrary, in the event that the number of Directors to be elected to the Board at an annual meeting is increased effective at the annual meeting and there is no public announcement by the Company naming all the nominees proposed by the Board for the additional directorships at least 70 days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by this Section 1 shall also be considered timely, but only with respect to nominees for such additional directorships, if it shall be delivered to the Secretary at the principal executive office of the Company not later than the close of business on the tenth day following the day on which such public announcement is first made by the Company.

(e) For nominations to be properly brought before an annual or special meeting, such shareholder’s notice to the Secretary shall set forth as to each person whom the shareholder proposes to nominate for election or re-election as a Director:

(i)	the name, age, business address and residence of such person;

(ii)	the principal occupation or employment of such person currently and for the previous five years;

(iii)	a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships between or among such shareholder and beneficial owner, if any, on whose behalf the nomination is being made, and their respective affiliates and associates or others acting in concert therewith (on the one hand) and each proposed nominee and his or her respective affiliates and associates or others acting in concert therewith (on the other hand), including without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant;

(iv)	such person’s representation that he or she is eligible to serve as a Director pursuant to Section 11 of Article II of these Bylaws and whether such person has acted in any manner contrary to the best interest of the Company, including but not limited to, the violation of any Federal or state law, or breach of any agreement between that person and the Company relating to his or her services as a Director, employee or agent of the Company;

(v)	such person’s written consent to being named as a nominee and to serving as a Director if elected; and

(vi)	any other information relating to such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies for election of directors in a contested election, or is otherwise required, pursuant to Section 14 of the Exchange Act and the rules and regulations thereunder.

(f) Such shareholder’s notice shall also set forth as to the shareholder(s) giving the notice and the beneficial owner, if any, on whose behalf the nomination is made;

(i)	the name and address of such shareholder and beneficial owner, as they appear in the Company’s shareholder records;

(ii)	the Proposing Shareholder Information as defined in Section 8(e) of Article I of these Bylaws;

(iii)	a representation that the shareholder is a holder of record of shares of the Company entitled to vote at such meeting, and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

(iv)	any other information relating to such shareholder or beneficial owner that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies for the election of directors in a contested election, or is otherwise required pursuant to Section 14 of the Exchange Act and the rules and regulations thereunder; and

(v)	a representation as to whether the shareholder or beneficial owner, if any, intends or is or intends to be part of a group (as defined in Section 8(e) of Article I of these Bylaws) which intends (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to elect the nominee, or (ii) otherwise solicit proxies from shareholders in support of such nominee.

(g) In addition to the qualifications set out in Section 11 of this Article II, to be eligible to be a nominee for election or reelection as a Director of the Company, the prospective nominee (whether nominated by or at the direction of the Board of Directors or by a shareholder), or someone acting on such prospective nominee’s behalf, must deliver (in accordance with any applicable time periods prescribed for delivery of notice under this Section 1) to the Secretary at the principal executive office of the Company a written questionnaire providing such information with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made that would be required to be disclosed to shareholders pursuant to applicable law or the rules and regulations of any stock exchange applicable to the Company, including without limitation (i) all information concerning such persons that would be required to be disclosed in solicitation of proxies for election of Directors pursuant to and in accordance Regulation 14A under the Exchange Act and (ii) any information the Company may reasonably request to determine the eligibility of the proposed nominee to serve as an Independent Director or that could be material to a reasonable shareholder’s understanding of the independence or lack thereof of such nominee (which questionnaire shall be provided by the Secretary upon written request). The prospective nominee must also provide a written representation and agreement, in the form provided by the Secretary upon written request, that such prospective nominee: (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such prospective nominee, if elected as a Director of the Company, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company or (2) any Voting Commitment that could limit or interfere with such prospective nominee’s ability to comply, if elected as a Director of the Company, with such prospective nominee’s fiduciary duties under applicable law; (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director that has not been disclosed therein; and (C) would be in compliance if elected as a Director of the Company, and will comply with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company. For purposes of this section 1(g) a “nominee” shall include any person being considered to fill a vacancy on the Board of Directors.

(h) No person shall be eligible for election as a Director of the Company unless nominated in accordance with the procedures set forth in this Section 1 and qualified under Section 11 of this Article II. Except as otherwise provided by law, the Amended and Restated Articles of Incorporation or these Bylaws, the person presiding over the meeting (the “chairman”) may, if the facts warrant, determine that a nominee is not qualified or a nomination was not properly made in accordance with the procedures prescribed in this Section 1 (including whether the shareholder or beneficial owner, if any, on whose behalf the nomination is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such shareholder’s nominee in compliance with such shareholder’s representation as required by clause (f)(v) of this Section 1); and if the chairman should so determine, the chairman shall so declare to the meeting, and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 1, a shareholder shall also comply with all applicable requirement of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1; provided, however that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations to be considered pursuant to Section 1 of this Article II of these Bylaws (including paragraph (d) hereof). Nothing in this Section 1 shall be deemed to affect any rights of the holders of any series of preferred stock of the Company to elect Directors pursuant to any applicable provisions of the Amended and Restated Articles of Incorporation.

SECTION 2. POWERS: The Board of Directors shall have power to manage and control the property and affairs of the Company, and to do all such lawful acts and things which, in their absolute judgment and discretion, they may deem necessary and appropriate for the expedient conduct and furtherance of the Company’s business.

SECTION 3. CHAIRMAN: The Directors shall elect one of their number to be Chairman of the Board. The Chairman shall preside at all meetings of the Board, unless absent from such meeting, in which case, if there is a quorum, the Directors present may elect another Director to preside at such meeting.

SECTION 4. MEETINGS: (a) Regular meetings of the Board shall be held on such days and at such times and places either within or without the State of Missouri as shall from time to time be fixed by the Board of Directors. Notice of such regular meetings need not be given. Special meetings of the Board may be held at any day, time and place, within or without the State of Missouri, upon the call of the Chairman of the Board, President or Secretary of the Company, by oral, written, email, telefax or telegraphic notice duly given, sent or mailed to each Director, at such Director’s last known address, not less than twenty-four hours before such meeting; provided, however, that any Director may, at any time, in writing or by telegram, waive notice of any meeting at which he or she may not be or may not have been present. Attendance of a Director at any meeting shall constitute a waiver of notice of the meeting except where a Director attends a meeting for the sole and express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Board need be specified in the notice or waiver of notice of such meeting. Rules of procedure for the conduct of such meetings may be adopted by resolution of the Board of Directors.

(b) Members of the Board of Directors or of any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or committee by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and participation in a meeting in this manner shall constitute presence in person at the meeting.

SECTION 5. ACTION BY CONSENT: Any action which is required to be or may be taken at a meeting of the Directors may be taken without a meeting if consents in writing, setting forth the action so taken, are signed by all the Directors.

SECTION 6. QUORUM: A majority of the Board of Directors then in office shall constitute a quorum at all meetings of the Board, and the act of the majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, unless a greater number of Directors is required by the Company’s Amended and Restated Articles of Incorporation, these Bylaws or by law. At any meeting of Directors, whether or not a quorum is present, the Directors present thereat may adjourn the same from time to time without notice other than announcement at the meeting. A Director who may be disqualified, by reason of personal interest, from voting on any particular matter before a meeting of the Board may nevertheless be counted for the purpose of constituting a quorum of the Board.

SECTION 7. RESIGNATION OF DIRECTORS: Any Director of the Company may resign at any time by giving written notice of such resignation to the Board of Directors, the Chairman of the Board, the President, or the Secretary of the Company. Any such resignation shall take effect at the time specified therein or, if no time is specified, upon receipt thereof by the Board of Directors or one of the above-named officers of the Company; and, unless specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 8. VACANCIES: Vacancies on the Board of Directors and newly created directorships resulting from any increase in the number of Directors to constitute the Board of Directors may be filled only by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director, until the next election of Directors by the shareholders of the Company.

SECTION 9. COMPENSATION OF DIRECTORS: The Board of Directors may, by resolution passed by a majority of the Board of Directors, fix the terms and amount of compensation payable to any person for his or her services as Director, if he or she is not otherwise compensated for services rendered as an officer or employee of the Company; provided, however, that any Director may be reimbursed for reasonable and necessary expenses of attending meetings of the Board of Directors, or otherwise incurred for any Company purpose; and provided, further, that members of any special or standing committee of Directors may also be allowed compensation and expenses similarly incurred. Nothing herein contained shall be construed to preclude any Director from serving the Company in any other capacity and receiving compensation therefor.

SECTION 10. COMMITTEES OF THE BOARD OF DIRECTORS: The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate two or more Directors to constitute an Executive Committee of the Board of Directors which shall have and exercise all of the authority of the Board of Directors in the management of the Company, in the intervals between meetings of the Board of Directors. In addition, the Board of Directors may appoint any other committee or committees, with such members, functions, and powers as the Board of Directors may designate. The Board of Directors shall have the power at any time to fill vacancies in, to change the size or membership of, or to dissolve, any one or more of such committees. Each such committee shall have such name as may be determined by the Board of Directors, and shall keep regular minutes of its proceedings and report the same to the Board of Directors for approval as required. At all meetings of a committee, a majority of the committee members then in office shall constitute a quorum for the purpose of transacting business, and the acts of a majority of the committee members present at any meeting at which there is a quorum shall be the acts of the committee. A Director who may be disqualified, by reason of personal interest, from voting on any particular matter before a meeting of a committee may nevertheless be counted for the purpose of constituting a quorum of the committee. Any action which is required to be or may be taken at a meeting of a committee of Directors may be taken without a meeting if consents in writing, setting forth the action so taken, are signed by all the members of the committee.

SECTION 11. QUALIFICATIONS: No person shall be qualified to be elected and to hold office as a Director if such person is determined by a majority of the Board of Directors to have acted in a manner contrary to the best interest of the Company, including, but not limited to, the violation of any Federal or state law, or breach of any agreement between that Director and the Company relating to his or her services as a Director, employee or agent of the Company. A Director need not be a shareholder. A Director shall not be eligible for reelection after his or her 72nd birthday unless the Corporate Governance and Compensation Committee of the Board of Directors determines that such Director continues to meet the criteria for board service and recommends to the Board of Directors that he or she stand for reelection notwithstanding his or her age.

ARTICLE III – OFFICERS

SECTION 1. OFFICERS; ELECTION: The officers of the Company shall be a Chairman of the Board, a Chief Executive Officer, a President and a Secretary, each of whom shall be elected by the Board. In addition, the Board may from time to time elect and appoint the senior officers of the Company, including one or more Vice Chairmen of the Board, one or more Executive Vice Presidents, one or more Senior Vice Presidents, a Controller, and such other officers as the Board may deem appropriate. Any President of the Company may elect and appoint other officers of the Company. The Chairman may appoint one or more Assistant Secretaries, Assistant Treasurers, Assistant Controllers and other junior officers. Any two or more offices may be held by the same person except the offices of Chairman of the Board and Secretary.

SECTION 2. TERMS; COMPENSATION: All officers of the Company shall hold their respective offices until the first meeting of the Board of Directors after the next succeeding election of the Board of Directors and until their successors shall have been duly elected and qualified, or until their earlier death, resignation or removal. The compensation each officer is to receive from the Company shall be determined in such manner as the Board of Directors shall from time to time prescribe.

SECTION 3. POWERS; DUTIES: Each officer of the Company shall have such powers and duties as may be prescribed by resolution of the Board of Directors or as may be assigned by the Board of Directors or the Chief Executive Officer of the Company.

SECTION 4. REMOVAL: Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors, with or without cause, whenever in its judgment the best interest of the Company will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the officer so removed. The Chairman of the Board may suspend any officer until the Board of Directors shall next convene. Any vacancy occurring in any office of the Company shall be filled by the Board of Directors.

ARTICLE IV – CAPITAL STOCK

SECTION 1. STOCK CERTIFICATES AND UNCERTIFICATED SHARES: (a) The shares of the Company shall be represented by certificates, provided, however, that the Board may provide by resolution that some or all of any classes or series of the Company’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Company. Notwithstanding the foregoing, every holder of stock represented by certificates and, upon request, every holder of uncertificated shares shall be entitled to have a certificate, in any form approved by the Board, signed by the Chairman of the Board, the Chief Executive Officer or the President or a Vice President of the Company and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Company, and shall bear the corporate seal of the Company. If the certificate is countersigned by a transfer agent or registrar other than the Company or its employee, any other signature and the corporate seal appearing on certificates of stock may be facsimile, engraved or printed. In case any such officer, transfer agent or registrar who has signed or whose facsimile signature appears on any such certificate shall have ceased to be such officer, transfer agent or registrar before the certificate is issued, such certificate may nevertheless be issued by the Company with the same effect as if such officer, transfer agent or registrar had not ceased to be such officer, transfer agent or registrar at the date of its issue. Every holder of uncertificated shares shall be entitled to receive a statement of holdings as evidence of share ownership.

(b) The Company shall not issue a fraction of a share or a certificate for a fractional share; however, the Board of Directors may issue, in lieu of any fractional share, scrip or other evidence of ownership upon such terms and conditions as it may deem advisable.

(c) All certificates of stock of each class and series shall be numbered appropriately.

SECTION 2. RECORD OWNERSHIP: The Company shall maintain a record of the name and address of the holder of each share of Company stock, the number of shares represented thereby, and the date of issue and the number thereof. The Company shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof, and accordingly it will not be bound to recognize any legal, equitable or other claim of interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Missouri.

SECTION 3. TRANSFERS: Transfers of shares of stock shall be made on the books of the Company only by direction of the holder thereof in person or by his or her duly authorized attorney or legal representative. Upon transfer of certificated shares, the old certificates shall be surrendered to the Company by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other persons as the Board may designate, by whom they shall be cancelled and new certificates shall thereupon be issued. In the case of uncertificated shares, transfer shall be made only upon receipt of transfer documentation reasonably acceptable to the Company.

SECTION 4. TRANSFER AGENTS; REGISTRARS: The Board of Directors shall, by resolution, from time to time appoint one or more Transfer Agents, that may be officers or employees of the Company, to make transfers of shares of stock of the Company, and one or more Registrars to register shares of stock issued by or on behalf of the Company. The Board of Directors may adopt such rules as it may deem expedient concerning the issue, transfer and registration of shares of stock of the Company.

SECTION 5. LOST CERTIFICATES: The Company may issue a new certificate in place of any certificate theretofore issued by it which is alleged to have been lost, stolen or destroyed and the Board of Directors may require the owner of the lost, stolen or destroyed certificate or the owner’s legal representative to give the Company a bond in a sum and in a form approved by the Board of Directors, and with a surety or sureties which the Board of Directors finds satisfactory, to indemnify the Company and its transfer agents and registrars, if any, against any claim or liability that may be asserted against or incurred by it or any transfer agent or registrar on account of the alleged loss, theft or destruction of any certificate or the issuance of any new certificate. A new certificate may be issued without requiring any bond when, in the judgment of the Board of Directors, it is proper to do so. The Board of Directors may delegate to any officer or officers of the Company any of the powers and authorities contained in this section.

SECTION 6. TRANSFER BOOKS; RECORD DATES: The Board of Directors shall have power to close the stock transfer books of the Company as permitted by law; provided, however, that in lieu of closing the said books, the Board of Directors may fix in advance a date, not exceeding seventy days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting, and any adjournment or postponement thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of shares, and in such case such shareholders and only such shareholders as shall be shareholders of record on the date of closing the transfer books or on the record date so fixed shall be entitled to notice of, and to vote at, such meeting, and any adjournment or postponement thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares after such date of closing of the transfer books or such record date fixed as aforesaid. If the Board of Directors does not close the transfer books or set a record date for the determination of the shareholders entitled to notice of and to vote at any meeting of shareholders, only the shareholders who are shareholders of record at the close of business on the twentieth day preceding the date of the meeting shall be entitled to notice of and to vote at the meeting and upon any adjournment or postponement of the meeting, except that if prior to the meeting written waivers of notice of the meeting are signed and delivered to the Company by all of the shareholders of record at the time the meeting is convened, only the shareholders who are shareholders of record at the time the meeting is convened shall be entitled to vote at the meeting and any adjournment or postponement of the meeting.

ARTICLE V – SEAL, BOOKS, FISCAL YEAR

SECTION 1. SEAL: The corporate seal of the Company shall be a circular seal; the words “POST HOLDINGS, INC., ST. LOUIS, MO.” shall be embossed in the outer margin; and the words “CORPORATE SEAL” shall be embossed in the central circular field; an impression of the same is set forth hereon.

SECTION 2. PLACE FOR KEEPING BOOKS AND SEAL: The books of the Company, and its corporate minutes and corporate seal, shall be kept in the custody of the Secretary at the principal executive office of the Company, or at such other place or places and in the custody of such other person or persons as the Board of Directors may from time to time determine.

SECTION 3. NOTICES(a) Whenever, under the provisions of applicable law, the Amended and Restated Articles of Incorporation or these Bylaws, written notice is required to be given to any Director or shareholder, it shall not be construed to require personal notice, but such notice may be given by mail, by depositing the same in the post office or in a letter box, in a post-paid sealed wrapper, addressed to such Director or shareholder at such address as appears on the books of the Company, and such notice shall be deemed to be given at the time when the same shall be thus mailed, or may be given by telefax, telegraphic or other electronic transmission to the extent authorized or allowed by law.

(b) Any person may waive any notice required to be given under these Bylaws. Whenever notice is required to be given pursuant to the law of Missouri, the Amended and Restated Articles of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting of shareholders or the Board of Directors or a committee thereof shall constitute a waiver of notice of such meeting, except when the shareholder or Director attends such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders or the Board of Directors or committee thereof need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Amended and Restated Articles of Incorporation or by these Bylaws.

SECTION 4. FISCAL YEAR: The fiscal year of the Company shall commence with the first day of October in each year.

SECTION 5. AMENDMENT: Pursuant to Article Eight of the Amended and Restated Articles of Incorporation, these Bylaws may be amended, altered, changed or repealed, and a provision or provisions inconsistent with the provisions of these Bylaws as they may exist from time to time may be adopted, only by two-thirds of all of the members of the Board of Directors.